CERTIFICATION OF CHIEF FINANCIAL OFFICER
                          OF CORPORATE GENERAL PARTNER

            PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Robert A. Bourne, the President and Treasurer of CNL Realty Corporation, the corporate general partner of CNL Income Fund XVIII, Ltd. (the "Partnership"), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Partnership's Annual Report on Form 10-K for the period ending December 31, 2003 (the "Report"). The undersigned hereby certifies that:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.


Date:  March 22, 2004

                                         /s/ Robert A. Bourne
                                         --------------------------------
                                         Name:  Robert A. Bourne
                                         Title: President and Treasurer


                                         A  signed   original  of  this  written
                                         statement  required  by Section 906 has
                                         been provided to CNL Income Fund XVIII,
                                         Ltd. and will be retained by CNL Income
                                         Fund XVIII,  Ltd. and  furnished to the
                                         Securities  and Exchange  Commission or
                                         its staff upon request.